Exhibit 23.1

DE MEO, YOUNG, MCGRATH

A PROFESSIONAL SERVICES COMPANY

SUITE 517

2400 EAST COMMERCIAL BOULEVARD

FORT LAUDERDALE, FLORIDA 33308

(954) 351-9800

FAX (954) 938-8683

dym@dymco.net

ANTHONY DE MEO, CPA*, ABV,PFS

ROBERT E. MCGRATH, CPA

ROBERTA N. YOUNG, CPA

SUITE 459

2424 NORTH FEDERAL HIGHWAY

BOCA RATON, FLORIDA 33431

(561) 447-9800

FAX (561) 391-8856

boca@dymco.net

MICHAEL I. BLOOM, CPA

DAVID B. PRICE, CPA

*regulated by the State of Florida

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the previously filed Amended S-3 (Registration statement # 333-150327) of our report dated March 23 , 2009, with respect to the consolidated financial statements and schedules of United Insurance Holdings Corp. included in this Annual Report (Form 10-K) of United Insurance Holdings Corp. for the year ended December 31, 2008.

Fort Lauderdale, Florida,

March 23, 2009

DYM

MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS: MANAGEMENT CONSULTING SERVICES DIVISION; SEC PRACTICE SECTION;

PRIVATE COMPANIES PRACTICE SECTION; TAX DIVISION • FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS • INSTITUTE OF BUSINESS APPRAISERS